                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Bluegreen Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             [BLUEGREEN CORP LOGO]

                              4960 BLUE LAKE DRIVE
                            BOCA RATON, FLORIDA 33431
                     TEL: (561) 912-8000 FAX: (561) 912-8100

                                                                   July 13, 2000

To our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation (the "Company") which will be held at the Hotel Inter-Continental New York at 111 East 48th Street (between Park Avenue and Lexington Avenue), New York, New York, on Wednesday, August 2, 2000, at 10:00 a.m., local time.

         The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about the Company and its officers and Directors. Following the meeting we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that you may have.

         Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, and we sincerely hope you will, you may vote in person even if you have previously mailed a proxy card.

         Thank you for your attention and continued interest in our Company. We look forward to seeing you at the meeting.

Very truly yours,

/s/ GEORGE F. DONOVAN

George F. Donovan
President and Chief Executive Officer

                              BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                            BOCA RATON, FLORIDA 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 2000


         The Annual Meeting of the Shareholders of Bluegreen Corporation will be held at the Hotel Inter-Continental New York at 111 East 48th Street (between Park Avenue and Lexington Avenue), New York, New York, on Wednesday, August 2, 2000, at 10:00 a.m., local time, to consider and act on the following matters:

         (1)      To elect two Directors;

         (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 1, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on June 27, 2000, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

         THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

By order of the Board of Directors,

/s/ PATRICK E. RONDEAU

Patrick E. Rondeau
Clerk
July 13, 2000

                              BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                            BOCA RATON, FLORIDA 33431
                                 (561) 912-8000

                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 2, 2000

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

INFORMATION CONCERNING SOLICITATION

         This Proxy Statement is furnished to the holders of common stock, par value $.01 (the "Common Stock"), of Bluegreen Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hotel Inter-Continental New York at 111 East 48th Street (between Park Avenue and Lexington Avenue), New York, New York, on Wednesday, August 2, 2000, at 10:00 a.m., local time, and at any adjournment or postponement thereof. If the enclosed proxy is signed and returned and is not revoked, it will be voted at the Annual Meeting in accordance with the instructions of the shareholder(s) who execute it. If no instructions are given, the proxy will be voted FOR the election of the nominees for Director and FOR the other proposal set forth in the Notice of Annual Meeting described herein. The proxy of any shareholder may be revoked by such shareholder in writing addressed to Patrick
E. Rondeau, the Clerk of the Company, at the above address or in person at any time before it is voted. Submission of a later dated proxy will revoke an earlier dated proxy.

         All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by Directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

         It is anticipated that this Proxy Statement and the enclosed proxy, together with the Company's annual report to shareholders, will first be mailed to shareholders on or about July 7, 2000.

OUTSTANDING VOTING SECURITIES

         The Board of Directors has fixed the close of business on June 27, 2000 (the "Record Date") as the date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote on that date was 24,311,136, with each share being entitled to one vote. A majority of the issued and outstanding shares as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Approval of other matters that are before the meeting will require the affirmative vote of holders of a majority of the Common Stock present or represented at the Annual Meeting.

         Each holder of record of the Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Annual Meeting. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of matters before the Annual Meeting will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company not later than March 9, 2001, to be included in the Company's proxy materials relating to the 2001 Annual Meeting and on or before May 23, 2001 for matters to be considered timely such that, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal office addressed to Patrick E. Rondeau, Clerk of the Company. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

PROPOSAL 1 - ELECTION OF NOMINEES FOR DIRECTOR

         There are currently nine members of the Board of Directors. The By-Laws of the Company provide that the Directors are classified, with respect to the time for which they hold office, into three classes, as nearly as equal in number as possible, with terms expiring at the 2000, 2001 and 2002 annual meetings of the stockholders and until their successors are duly elected. At each annual meeting, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their elections. The Board has fixed the number of Directors for the ensuing year at eight and has nominated Frederick M. Myers and J. Larry Rutherford for election to the class, the term of which expires at the annual meeting in 2003. Stuart A. Shikiar, whose term expires at the Meeting, will not seek re-election to the Board.

         The Securities Purchase Agreement dated as of August 14, 1998, (as more fully described below under "Certain Relationships and Other Transactions") between the Company and certain real estate funds affiliated with Morgan Stanley Dean Witter and Co., Inc. (the "Funds") requires that, as long as the Funds or their Permitted Transferees (as defined in the Purchase Agreement) own at least 70% of the aggregate number of shares of Common Stock issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Required Interest"), the Funds will have the right to designate two directors on the management slate of nominees to the Company's Board of Directors (the "Funds' Designees"). If the Funds (and their Permitted Transferees) own less than the Required Interest but own, in the aggregate, at least 50% of the aggregate number shares of Common Stock issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Minimum Interest"), the Funds will have the right to designate one director on the management slate of nominees to the Company's Board of Directors. The Funds' Designees have the right to serve on any standing committee of the Board to the extent their participation on such committee would not exceed their proportionate representation of the full Board. Michael J. Franco, whose term expires at the 2001 Annual Meeting, and Joseph M. Zuber, whose term expires at the 2002 Annual Meeting, currently serve on the Board of Directors as the Funds' Designees under the Purchase Agreement.

         The Funds have agreed to vote, and to cause any Permitted Transferees to vote, all of their shares of Common Stock for the election of the management slate of nominees (other than the Funds' Designees) to the Company's Board of Directors for so long as the Funds (and their Permitted Transferees) own, in the aggregate, at least the Minimum Interest and the Funds' Designees are serving on the Company's Board of Directors. Accordingly, the Funds will vote in favor of the elections of Messrs. Myers and Rutherford at the Annual Meeting.

         Pursuant to the Purchase Agreement, the Company agreed to use its reasonable best efforts to cause the Board, in the event of a vacancy on the Board, not to appoint a replacement to fill such vacancy of a director (other than a Funds Designee) which does not cause the total number of directors to be less than seven.

         Unless contrary instructions are received, the enclosed proxy will be voted for the election of the two nominees listed herein. Messrs. Myers and Rutherford are currently serving as the Chairman of Board and as a Director of the Company, respectively, and were elected by the shareholders at the 1998 Annual Meeting. Messrs. Myers and Rutherford have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that either nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board. If elected, the nominees listed below will serve until the 2003 Annual Meeting (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

         The principal occupations and business experience of the nominees for Director and each Director whose term will continue following the meeting for the preceding five years along with any directorships of other publicly-owned or registered investment companies are as follows:

NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING AT THE 2003 ANNUAL MEETING

         FREDERICK M. MYERS has been a Director of the Company since 1990 and has served as Chairman of the Board since 1997. Since 1964 he has been a senior partner of Cain, Hibbard, Myers & Cook, a Pittsfield, Massachusetts law firm, which serves as legal counsel to the Company with respect to various matters from time to time.

         J. LARRY RUTHERFORD was elected to the Board of Directors in April 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of Southstar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities, a publicly-traded real estate development company. In 1992, Mr. Rutherford was named as a defendant in a three-count Information filed by the State Attorney for Broward County, Florida. The charges in the Information, which include a charge of vehicular homicide, relate to an April 1991 traffic accident in which a passenger was killed. Following review of the circumstances surrounding this accident and the charges, the Board determined that the pendency of this proceeding likely will not adversely affect Mr. Rutherford's ability to perform his duties as a Director of the Company.

DIRECTORS WHOSE TERM EXPIRES AT THE 2001 ANNUAL MEETING

         GEORGE F. DONOVAN joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985.

         MICHAEL J. FRANCO has been a Director of the Company since August 1998. Since December 1997, Mr. Franco has been the Vice President and Director of U.S. Acquisitions for the Morgan Stanley Real Estate Funds. Mr. Franco was an Associate with Morgan Stanley Dean Witter and Co., Inc. ("Morgan Stanley") from July 1990 to December 1997.

         BRADFORD T. WHITMORE has been a Director of the Company since 1990. Mr. Whitmore has been a general partner of Grace Brothers, Ltd., an investment partnership and securities broker-dealer, since 1986.

DIRECTORS WHOSE TERM EXPIRES AT THE 2002 ANNUAL MEETING

         JOSEPH C. ABELES, a private investor, has been a Director of the Company since 1987. Mr. Abeles has been a Director of Intermagnetics General Corporation since 1986. He has also served as a Director of Igene Biotechnology, Inc. and Ultralife Batteries, Inc. since 1991.

         RALPH A. FOOTE has been a Director of the Company since 1987. Since 1955 he has been a senior partner of Conley & Foote, a Middlebury, Vermont law firm which serves as legal counsel to the Company with respect to various matters from time to time. Mr. Foote has been a Director of the Cooperative Insurance Companies since 1965.

         JOSEPH M. ZUBER has been a Vice President of Morgan Stanley since December 1998. From July 1996 to December 1998, Mr. Zuber was a Senior Associate with Morgan Stanley and was responsible for the principal investing activities of the Morgan Stanley Real Estate Funds. Prior to July 1996, Mr. Zuber was an Associate with Merrill Lynch.

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 2000, by (a) each Director,
(b) each nominee for Director, (c) each of the executive officers listed in the Summary Compensation Table below, (d) all current Directors and executive officers as a group and (e) all persons known to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. A nominal amount of Common Stock held by certain executive officers under the Company's 401(k) profit sharing plan has been excluded from the table. Unless otherwise noted, each stockholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                      Options        Shares of Common Stock                             Percent
                                        Common      Exercisable     Issuable Upon Conversion       Total Shares        Of Shares
       Name                     Age      Stock     Within 60 Days  Of Debentures and Notes(1)   Beneficially Owned   Outstanding(2)
       ----                     ---     -------    --------------  --------------------------   ------------------   --------------

Joseph C. Abeles(3)              85     443,601        30,250                442,066                  915,917              3.7%
John F. Chiste                   44          --        44,101                     --                   44,101                 *
George F. Donovan                61      85,974       471,539                     --                  557,513              2.2%
Ralph A. Foote(4)                77      20,756       120,261                     --                  141,017                 *
Michael J. Franco                31          --            --                     --                       --               --
L. Nicolas Gray                  53          --        72,690                     --                   72,690                 *
Daniel C. Koscher                42      12,781       179,826                     --                  192,607                 *
Frederick M. Myers(5)            77      76,134        79,487                     --                  155,621                 *
David D. Philp                   38          --            --                     --                       --               --
Patrick E. Rondeau               53      11,339       158,104                     --                  169,443                 *
J. Larry Rutherford              54          --        15,000                     --                   15,000                 *
Stuart A. Shikiar(6)             53     314,510        62,288                 61,942                  438,740              1.8%
Bradford T. Whitmore(7)          42     758,146       115,261                     --                  873,407              3.6%
Joseph M. Zuber                  37          --            --                     --                       --               --

All Directors and named
  executive officers as a
  group (18 persons)             --   1,732,061     1,429,394                504,008                3,665,463             13.9%

Morgan Stanley Dean
  Witter & Co, Inc.
  1221 Avenue of the Americas
  New York, NY 10020(8)(9)       --   5,882,353            --                     --                5,882,353             24.1%

Grace Brothers, Ltd.
  1560 Sherman Avenue
  Suite 900
  Evanston, IL 60201(9)          --   1,676,826            --              1,782,184                3,459,010             13.2%


---------------------

*        Less than 1%.

(1) The conversion prices of $8.24 per share and $3.92 per share (the conversion prices on May 1, 2000) are used to determine the shares of Common Stock into which the Company's 8.25% convertible subordinated debentures due 2012 (the "Debentures") and the Company's 8.00% convertible subordinated notes payable due 2002 (the "Convertible Notes") are convertible, respectively.

(2) In accordance with the rules of the Securities and Exchange Commission, the denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures and Notes held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 24,380,236 shares outstanding on May 1, 2000.

(3) Includes 11,574 shares of Common Stock and 36,407 shares issuable upon the conversion of $300,000 aggregate principal amount of Debentures held by Mr. Abeles' wife and 50,000 shares of Common Stock and 16,019 shares issuable upon the conversion of $132,000 aggregate principal amount of Debentures held by family trusts for which he disclaims beneficial ownership.

(4)      Includes 6,924 shares of Common Stock held by Mr. Foote's wife.

(5) Includes 34,398 shares of Common Stock held by Mr. Myers' wife for which he disclaims beneficial ownership.

(6) Includes 3,034 shares of Common Stock issuable upon the conversion of $25,000 aggregate principal amount of Debentures held by a family trust for which Mr. Shikiar disclaims beneficial ownership. Also includes 319,980 shares of common stock and 74,515 shares issuable upon the conversion of $614,000 aggregate principal amount of Debentures over which Mr. Shikiar exercises voting and investment power.

(7) Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to shares held by Grace Brothers, Ltd. and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(8) Reflects the aggregate investment by the following affiliates of Morgan Stanley Dean Witter & Co., Inc., Morgan Stanley Real Estate Fund ("MSREF") III, L.P., Morgan Stanley Real Estate Investors III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P.

(9) Based on the most recent (as of May 1, 2000) Form 13G or 13D (as applicable) filed with the Securities and Exchange Commission.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors of the Company held eight meetings during the fiscal year ended April 2, 2000. Each Director attended at least 75% of the meetings of the Board of Directors and meetings of the Committees of the Board on which he served during fiscal 2000 except for Mr. Rutherford.

         Directors of the Company who are employees of the Company do not receive fees or retainers for serving as Directors. For fiscal 2000, each non-employee Director received an annual retainer of $17,500, an $800 fee for each Board meeting attended and reimbursement of reasonable out-of-pocket travel expenses to attend Board of Director meetings. The Chairman of the Board also receives an additional annual fee of $15,000. In addition, the Company's non-employee Directors are entitled to receive a stock option covering 15,000 shares of Common Stock under the Company's 1998 Non-Employee Directors Stock Option Plan on the first trading day after each annual meeting of the Company's shareholders or any special meeting held in lieu thereof. The exercise price is equal to the closing market price of the Company's Common Stock on the New York Stock Exchange on the date of grant. These options vest over a three-year period.

AUDIT COMMITTEE

         The Audit Committee, which met twice during fiscal 2000, consists of Messrs. Foote, Myers and Rutherford. The Committee's responsibilities include:
(a) recommending to the full board the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and the results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors, (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls and (e) reviewing the overall activities and recommendations of the Company's internal auditors. The Board of Directors has determined that Messrs. Foote and Myers are independent to the Company despite the legal services provided to the Company from time to time by law firms to which Messrs. Foote and Myers are partners.

NOMINATING COMMITTEE

         The Nominating Committee, which met once during fiscal 2000, consists of Messrs. Abeles, Donovan, Rutherford and Shikiar. Mr. Shikiar will continue to serve on the Nominating Committee until the August 2, 2000 meeting, after which time the Board of Directors intends to appoint a replacement. The Nominating Committee is responsible for the selection of potential candidates for membership on the Board of Directors and the periodic review of compensation of Directors. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted in writing to: Nominating Committee, Bluegreen Corporation, 4960 Blue Lake Drive, Boca Raton, Florida 33431.

COMPENSATION COMMITTEE

         The Compensation Committee met six times during fiscal 2000. The
Committee: (a) monitors compensation arrangements for management employees for consistency with corporate objectives and shareholders' interests, (b) approves incentive distributions and grants of stock options to officers, employees and independent contractors of the Company and its subsidiaries and (c) advises management on matters pertaining to management development and corporate organizational planning.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2000, Messrs. Abeles, Foote, Franco, and Whitmore served as members of the Compensation Committee of the Board of Directors. Mr. Whitmore is a general partner of Grace Brothers, Ltd., an investment partnership and broker-dealer. In September, 1997, the Company borrowed an aggregate $6,000,000 from Mr. Abeles and Grace Brothers, Ltd. pursuant to a Note Purchase Agreement, which amount was used to fund a portion of the purchase price in connection with the Company's acquisition of Resort Development International Group, Inc. and Resort Title Agency, Inc. (collectively, "RDI"). Pursuant to the Note Agreement, the Company executed convertible notes in the aggregate principal amount of $6,000,000 (the "Convertible Notes"). The Convertible Notes have a maturity date of September 11, 2002, and the outstanding balances of the Convertible Notes are convertible into the Company's Common Stock. The Convertible Notes bear interest at 8% per annum. In December 1997, Mr. Shikiar acquired $200,000 of Convertible Notes from Mr. Abeles in a private transaction. The Convertible Notes are subordinated to the Company's 10 1/2% Senior Secured notes due 2008 (the "Senior Notes") in the aggregate principal amount of $110 million, to the same extent the Company's Debentures are subordinated to the Senior Notes; the Convertible Notes are not contractually subordinated to any other indebtedness of the Company. See "Certain Relationships and Other Transactions".

         Mr. Franco is the Vice President and Director of U.S. Acquisitions for the Morgan Stanley Real Estate Funds, which beneficially own 24.1% of the Company's Common Stock as of May 1, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Board of Directors is composed of outside (i.e., non-management) Directors of the Company and, as indicated above, the Compensation Committee's duties include reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

COMPENSATION PRINCIPLES

         The Company's executive compensation program is designed to align compensation with the Company's business strategy, values and management initiatives. The program:

         - Integrates compensation programs with the Company's annual and long-term strategic planning and measurement processes.

         - Reinforces strategic performance objectives through the use of incentive compensation programs.

         - Rewards executives for long-term strategic management and the enhancement of shareholder value by delivering appropriate ownership interest in the Company.

         - Seeks to attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

         In March, 1998, the Company entered into employment agreements with each of its senior executive officers except for David D. Philp, who entered into an employment agreement with the Company when he was employed on August 30, 1999. See "Employment Agreements" below for further details.

         The three components of the Company's current compensation program for executive officers are: (i) base compensation, (ii) annual bonus plan and (iii) incentive stock options.

Base Compensation

         The Compensation Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization. This market information is used as a frame of reference for annual salary adjustments and starting salaries. The Compensation Committee determined to grant no base salary increases to the executive officers named in the "Summary Compensation Table" during fiscal 2000. This decision reflects the Committee's consideration of the Company's performance during fiscal 2000 as well as the Committee's assessment that the executive officers' existing base salaries were comparable to companies involved in similar operations and of similar size.

Annual Bonus Plan

         The objectives of the annual bonus plan are to motivate and reward the accomplishment of corporate annual objectives, reinforce strong performance with differentiation in individual awards based on contributions to business results and to provide a fully competitive compensation package with the objective of attracting, rewarding and retaining individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid upon the achievement of performance goals established for the fiscal year. Participants are measured on two performance components: (1) corporate financial performance (specific measurements are defined each year and threshold, target and maximum performance levels are established to reflect the Company's objectives) and/or
(2) key individual performance which contributes to critical results for the management position. A weighting is established for each component taking into account the relative importance of each based on each executive officer's position. Appropriate performance objectives are established by the Compensation Committee for each fiscal year in support of the Company's strategic plan.

Incentive Stock Options

         Stock options align the interests of employees and shareholders by providing value to the employee when the stock price increases. All options are granted at an exercise price of at least 100% of the fair market value of the Common Stock on the date of grant except incentive options issued to employees who own more than 10% of the Company's Common Stock, in which case the option price may not be less than 110% of the market value of the Common Stock on the date of grant. Incentive stock options were granted to the six named executive officers during fiscal 2000. See "Option Grants in Last Fiscal Year".

         Section 162(m) of the Interval Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the 1995 Stock Incentive

Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the section 162(m) deduction limits.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         During fiscal 2000, the base salary of George F. Donovan, President and Chief Executive Officer, was $375,000, reflecting no increase from fiscal 1999. As detailed below in the "Summary Compensation Table", Mr. Donovan was awarded an annual bonus of $100,000 and no stock options during fiscal 2000. Additionally, the Company purchased term life insurance for Mr. Donovan's benefit, at a premium cost during fiscal 2000 of $56,808. This compares to the award of an annual bonus of $300,000 and stock options entitling him to purchase 256,793 shares of the Company's Common Stock with an exercise price of $9.50 per share vesting over a five year period for fiscal 1999. The decrease in Mr. Donovan's annual bonus and option awards was due to certain pre-determined strategic goals and financial performance objectives not being achieved during fiscal 2000. The Committee concluded that Mr. Donovan's total fiscal 2000 compensation was competitive and aligned in the mid-range of total compensation for other chief executives of publicly held companies in similar businesses and of similar size. Furthermore, the Committee believes that total fiscal 2000 compensation reflects its confidence in Mr. Donovan's ability to lead the Company to execute the Company's strategic plans, including the continued development and expansion of the Resorts Division. The Committee's knowledge of Mr. Donovan's successful background, including his prior service as the chief executive officer of another publicly-held real estate company, together with its observations of Mr. Donovan's performance during his tenure with the Company, served equally to assure the Committee of his ability to lead the Company as its chief executive.

                                      Compensation Committee

                                      Joseph C. Abeles
                                      Ralph A. Foote
                                      Michael J. Franco
                                      Bradford T. Whitmore

EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth compensation for the past three fiscal years for the Company's Chief Executive Officer and the other five most highly compensated executive officers (the "Named Executive Officers").


                                                                                                    Long-Term
                                                                                                  Compensation
                                                                    Annual Compensation               Awards
                                                                 -------------------------        -------------
                                                                                                   Securities         All Other
                                                  Fiscal          Salary           Bonus           Underlying       Compensation
       Name and Principal Position                 Year             ($)            ($)(1)         Options(#)(2)        ($)(3)
       ---------------------------                ------         --------         --------        -------------     ------------

George F. Donovan                                  2000          $375,000         $100,000                --          $84,975
  President and Chief Executive Officer            1999          $375,000         $300,000           256,793          $84,704
                                                   1998          $350,000         $200,000           146,775          $60,772

John F. Chiste(4)                                  2000          $175,000         $ 40,000                --          $ 9,917
  Senior Vice President,                           1999          $175,000         $125,000           101,778          $ 8,234
  Treasurer and Chief Financial Officer            1998          $113,846         $ 75,000            59,362          $    --

L. Nicolas Gray                                    2000          $175,000         $ 40,000                --          $18,959
  Senior Vice President, Resorts Division          1999          $175,000         $140,000           153,449          $22,250
                                                   1998          $160,000         $115,000            73,500          $22,920

Daniel C. Koscher                                  2000          $175,000         $ 75,000                --          $ 5,994
  Senior Vice President, Residential Land          1999          $175,000         $175,000           153,449          $ 9,293
  and Golf Division                                1998          $175,000         $100,000            73,500          $13,973

David D. Philp(4)                                  2000          $ 83,462         $215,000           100,000          $24,063

  Chief Investment Officer                         1999          $     --         $     --                --          $    --
                                                   1998          $     --         $     --                --          $    --

Patrick E. Rondeau                                 2000          $175,000         $ 40,000                --          $14,898
  Senior Vice President, Director                  1999          $175,000         $110,000           101,778          $18,197
  of Corporate Legal Affairs and Clerk             1998          $175,000         $100,000            59,362          $20,431

---------------------

(1) Amounts represent bonuses earned for each fiscal year and paid during the subsequent fiscal year.

(2) Figures represent incentive or nonqualified stock options, as applicable, granted under the Company's 1995 Stock Incentive Plan.

(3) Other compensation for fiscal 2000 consists of dollar amounts of premiums paid on life insurance policies for the benefit of the Named Executive Officer (Mr. Donovan - $56,808; Mr. Rondeau - $14,898; Mr. Koscher - $5,994; Mr. Gray - $18,959 and Mr. Chiste - $9,917),
         forgiveness of debt to the Company (Mr. Donovan - $28,167) and reimbursement of relocation expenses (Mr. Philp - $24,063)

(4) Mr. Chiste became the Company's Treasurer and Chief Financial Officer on July 1, 1997. Mr. Philp became the Company's Chief Investment Officer on August 30, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock options granted to the Named Executive Officers during fiscal 2000.


                                                                                             Potential Realizable Value
                         Number of         Percent of                                        at Assumed Annual Rates of
                         Securities      Total Options                                      Stock Price Appreciation for
                         Underlying        Granted to       Exercise                               Option Term(2)
                          Options          Employees          Price        Expiration       ----------------------------
                         Granted(#)(1)   in Fiscal Year   ($ Per Share)       Date              5%                10%
                         -------------   --------------   -------------    ----------       ---------          ---------
George F. Donovan                --           --%            $    --             --         $      --          $      --
John F. Chiste                   --           --%            $    --             --         $      --          $      --
L. Nicolas Gray                  --           --%            $    --             --         $      --          $      --
Daniel C. Koscher                --           --%            $    --             --         $      --          $      --
David D. Philp              100,000           87%            $  4.88        9/28/10         $ 306,952          $ 777,872
Patrick E. Rondeau               --           --%            $    --             --         $      --          $      --

(1) These options become exercisable in five equal annual installments commencing one year from the date of grant.

(2) As required by the rules promulgated by the Securities and Exchange Commission, potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information regarding the number of shares acquired and value realized upon the exercise of stock options during fiscal 2000 and the number and unrealized value of unexercised options, adjusted to give effect to any Common Stock dividends, and held by the Named Executive Officers as of April 2, 2000. Unrealized values are computed by multiplying the number of shares by the amount by which the closing market price of the Company's Common Stock on the New York Stock Exchange as of March 31, 2000, exceeds the exercise price.

                                                                     Number of
                                                               Securities Underlying
                                                                    Unexercised         Value of Unexercised
                                                                     Options at         In-the-Money Options
                                                                    Year End (#)       at Fiscal Year End ($)
                                                               ---------------------   ----------------------
                             Shares
                            Acquired           Value            Exerciseable (E) vs.    Exerciseable (E) vs.
       Name              On Exercise (#)    Realized ($)         Unexerciseable (U)      Unexerciseable (U)
       ----              ---------------    ------------        --------------------    --------------------

George F. Donovan                --                 --             465,539      E          $   827      E
                                                                   315,999      U          $    --      U

John F. Chiste                   --                 --              44,101      E          $ 3,750      E
                                                                   117,039      U          $ 5,625      U


L. Nicolas Gray                  --                 --              72,690      E          $    --      E
                                                                   170,009      U          $    --      U


Daniel C. Koscher             8,943           $ 19,607             176,826      E          $92,666      E
                                                                   178,109      U          $    --      U

David D. Philp                   --                 --                  --      E          $    --      E
                                                                   100,000      U          $    --      U

Patrick E. Rondeau               --                 --             155,104      E          $82,275      E
                                                                   128,289      U          $    --      U

EMPLOYMENT AGREEMENTS

         In March 1998, the Company entered into employment agreements with each of George F. Donovan, John F. Chiste, L. Nicolas Gray, Daniel C. Koscher and Patrick E. Rondeau. In August 1999, the Company entered into an employment agreement with David D. Philp. Each employment agreement is for a three year period (six years in the case of Mr. Donovan) (subject to extension) and provides that the employee will receive a base salary ($375,000 for Mr. Donovan and $175,000 for each of Messrs. Chiste, Gray, Koscher, Philp and Rondeau) and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Mr. Philp is guaranteed an annual bonus of at least $125,000 during the term of his employment agreement. Under the employment agreements, if the Company terminates any employee without cause, the Company will pay the employee his base salary (and in the case of Mr. Philp a minimum bonus of $125,000) for the 12 months (24 months in the case of Mr. Donovan) following such termination (which, in the case of all of the Named Executive Officers except Mr. Philp, shall be reduced by the amount of any compensation the employee receives from subsequent employment during such period). A termination of the employee without cause shall be deemed to occur upon, among other things, a significant decrease of the employee's position, duties or responsibilities, the failure by the Company to obtain the assumption of the employment agreement by any successor to the Company's business, or the sale of all or substantially all of the business or assets of the Company or the Company's liquidation. Upon any termination by the Company for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee's employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months (24 months in the case of Mr. Donovan) following such termination. Pursuant to his employment agreement, each employee agreed, for 12 months (24 months in the case of Mr. Donovan and 6 months in the case of Mr. Philp) following his termination, not to compete with the Company, disclose confidential information about the Company, or solicit the Company's current or former employees. In addition, Mr. Donovan's employment agreement provides that $130,000 of indebtedness owing by Mr. Donovan to the Company will be forgiven on a pro rata basis (20% per year) over the five year period commencing on April 1, 1998.

PERFORMANCE GRAPH

         The following graph assumes an investment of $100 on April 3, 1995, and thereafter compares the yearly percentage change in cumulative total return to shareholders of the Company with an industry peer group (consisting of Avatar Holdings, Fairfield Communities, ILX Resorts, Sunterra Corporation, and Silverleaf Resorts) and a broad market index (the S&P 500). The graph shows performance on a total return (dividend reinvestment) basis. The graph lines connect fiscal year-end dates and do not reflect fluctuations between those dates.

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                                    STARTING
                                      BASIS
DESCRIPTION                            1995         1996         1997          1998        1999        2000
-----------                          --------      -----        -----         -----        ----        ----
BLUEGREEN CORP ($)                   $100.00       $132.23      $ 93.34      $268.36      $151.68     $ 95.27

S&P 500 ($)                          $100.00       $132.10      $158.29      $234.26      $277.51     $327.31

PEER GROUP ONLY ($)                  $100.00       $115.54      $145.14      $218.17      $ 98.57     $ 64.17



         The Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         In connection with George F. Donovan's appointment as the Company's Chief Executive Officer and his relocation, on November 15, 1993, the Board of Directors authorized a $130,000 loan which accrued interest at the prime lending rate through June 1, 1996. The loan has been interest-free from June 2, 1996 to date. The Board also approved the payment of $28,000 to Mr. Donovan's residential community for an equity membership. The equity membership is fully refundable by the residential community when Mr. Donovan's home is sold. As indicated above, Mr. Donovan's March 1998 employment agreement provides that the $130,000 loan will be forgiven on a pro rata basis (20% per year) over a five-year period commencing April 1, 1998. In addition, during fiscal 2000, the Company advanced a $180,000 home equity loan to Mr. Donovan, which bears interest at the prime lending rate (which was 9.0% per annum at April 2, 2000). The outstanding balance on this loan as of April 2, 2000, was approximately $108,000, and the loan is due in full on April 1, 2001.

         On September 11, 1997, the Company borrowed an aggregate of $6,000,000 from Joseph C. Abeles, a Director of the Company, and Grace Brothers, Ltd., an entity with a 13.2% beneficial ownership interest in the Company and an affiliate of Bradford T. Whitmore, a Director of the Company, and issued the Convertible Notes. The proceeds from the issuance were used to fund a portion of the purchase price of RDI. The Convertible Notes are convertible into shares of the Company's Common Stock at a conversion price of $3.92 per share, subject to adjustment in certain circumstances. In December 1997, Stuart A. Shikiar, a Director of the Company, acquired $200,000 of Convertible Notes from Mr. Abeles in a private transaction. In March 1998, the holders of the Convertible Notes agreed to subordinate such notes to the Company's obligations under the Senior Notes.

         Any existing loans to the Company's officers and employees other than in the ordinary course of business have been approved, and any such future loans will be approved, by a majority of disinterested, non-management Directors. It is also the Company's policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $1,000 (other than in the ordinary course of the Company's business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

         On August 14, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") by and among the Company, Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P., and MSREF III Special Fund, L.P., (collectively, the "Funds") pursuant to which the Funds purchased an aggregate of 5,882,353 shares of the Company's Common Stock for $50 million during fiscal 1999 and 2000.

         Subject to certain exceptions, the Funds have agreed not to offer, sell, transfer, assign, pledge or hypothecate any shares of Common Stock issued to them prior to August 14, 2000. See "Proposal 1 - Election of Nominees for Director" for discussion of the Funds' right to designate up to two Directors (depending on the number of shares of Common Stock held by the Funds) on the management slate of nominees to the Company's Board of Directors or certain other matters relating to the Board of Directors.

         For so long as the Funds own at least the Required Interest, certain material actions by the Company or its subsidiaries, including: the consolidation or merger of the Company; the sale of substantially all the assets of the Company; the sale of assets of the Company (or certain Company subsidiaries) or the purchase of the business, assets or securities of another person where the aggregate consideration exceeds $50,000,000; the issuance of certain securities of the Company senior or, in certain circumstances, on par with the Common Stock; the issuance of stock of the Company's subsidiaries (other than pursuant to certain employee option plans); the occurrence of indebtedness having a material effect on the total market capitalization ratio of the Company; the declaration or payment of dividends (other than stock dividends) on the Common Stock; any amendment to the charter or bylaws of the Company that would conflict with the Purchase Agreement; entry into a material line of business materially different from the timeshare/residential land business and the entry into transactions with certain affiliates (other than Company subsidiaries) will require the affirmative vote of one of the Funds' Designees or if the Funds do not have a representative on the Board of Directors as a result of the failure of the Company to nominate the Funds' Designees or failure of the shareholders of the Company to elect the Funds' Designees, then such action shall require the approval of the Funds and Permitted Transferees holding a majority of the shares on Common Stock issued pursuant to the Purchase Agreement. Moreover, for so long as the Funds own at least the Required Interest, Morgan Stanley Dean Witter & Co. or an affiliate thereof shall have the exclusive right to act as advisor or underwriter to the Company in connection with certain material transactions for which the Company elects to use the services of an investment or financial advisor.

         Each of the Funds (and their Permitted Transferees) have the right to purchase their proportionate share of any issuance (subject to certain exceptions) by the Company for cash of (i) any of its capital stock, (ii) any rights, options or warrants to purchase any such capital stock or any securities that are or may become convertible or exercisable into Common Stock and (iii) any securities that are or may become convertible or exercisable into Common Stock.

         Pursuant to the Voting and Cooperation Agreement (the "Voting Agreement"), dated as of August 14, 1998, among the Funds and certain directors, officers and certain related parties of the Company in their capacities as shareholders of the Company (collectively, the "Stockholders"), each Stockholder agreed (i) to vote or cause to be voted all shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in favor of the Funds' Designees, (ii) not to take any direct or indirect action to remove either of the Funds' Designees from the Company's Board of Directors without cause and (iii) to vote all of the shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in a manner such that the Company's Restated Articles of Organization and Amended and Restated Bylaws do not, at any time, conflict with the provisions of the Voting Agreement or the Purchase Agreement.

         The shares of Common Stock issued to the Funds under the Purchase Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement, dated as of August 14, 1998, among the Funds and the Company, after a specified period or upon certain other events, the Company is required to effect a shelf registration of shares of Common Stock held by the Funds, any of their Permitted Transferees and certain of their assignees (collectively the "Registration Persons"). In addition, subject to certain conditions and limitations, the Registration Persons have the right (i) to require the Company to register shares of Common Stock held by such Registration Persons and (ii) when the Company proposes to register Common Stock, to include shares of Common Stock held by such Registration Persons in such registration of Common Stock. Each of the agreements and instruments described above has been previously filed by the Company with the Securities and Exchange Commission and is qualified in its entirety by reference thereto.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

         The Board of Directors has appointed the firm of Ernst & Young LLP ("E&Y") as auditors for fiscal 2001, subject to final approval by the Audit Committee of the scope of, and E&Y's fees for, performing the audit for such fiscal year. E&Y and its predecessor, Arthur Young & Co., have served as the Company's auditors since 1984. The Company has been informed that E&Y has no direct or indirect financial interest in the Company and has no other connection with the Company other than as independent auditors. Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         In the event that ratification of the appointment of E&Y as the auditors for the Company is not obtained at the upcoming Annual Meeting of Stockholders, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE SELECTION OF AUDITORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of its Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 2000, all such filing requirements were complied with, except for a report on Form 4 filed late by each of Messrs. Donovan and Foote.

OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no business to come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that the enclosed proxy will be voted on such matters in accordance with the best judgment of the proxies. Discretionary authority with respect to any such matters is conferred by the proxy.

By the order of the Board of Directors,

/s/ PATRICK E. RONDEAU

Patrick E. Rondeau, Clerk
July 13, 2000

         A COPY OF THE COMPANY'S ANNUAL REPORT AND/OR FORM 10-K FOR THE YEAR ENDED APRIL 2, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, BLUEGREEN CORPORATION, 4960 BLUE LAKE DRIVE, BOCA RATON, FLORIDA 33431.

                              BLUEGREEN CORPORATION
                              4960 BLUE LAKE DRIVE
                            BOCA RATON, FLORIDA 33431

The undersigned shareholder of BLUEGREEN CORPORATION, a Massachusetts corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 13, 2000, and hereby appoints Patrick E. Rondeau and Anthony M. Puleo, and both of them, proxies and attorneys-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of BLUEGREEN CORPORATION to be held on Wednesday, August 2, 2000 at 10:00 a.m., local time at the Hotel Inter-Continental New York at 111 East 48th Street (between Park Avenue and Lexington Avenue), New York, New York, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact thereunder.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder, or IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.


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

                                                                                                    Please mark
                                                                                                    your vote as    [X]
                                                                                                    indicated in
                                                                                                    this example

1. ELECT DIRECTORS                                       (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)
       FOR all nominees             WITHHOLD
        listed (except as          AUTHORITY
         marked to the           to vote for all         Frederick M. Myers, J. Larry Rutherford
           contrary)            nominees listed

             [ ]                      [ ]

2. RATIFY ERNST & YOUNG LLP AS INDEPENDENT AUDITORS      In their discretion, the Proxies are authorized to vote upon such other
   OF THE COMPANY                                        business as may properly come before this meeting and any adjournment(s)
                                                         thereof.
           FOR        AGAINST     ABSTAIN
           [ ]         [ ]         [ ]

                                                        Please sign exactly as your name appears on
                                                        this proxy. When shares are held by joint
                                                        tenants or as community property, both
                                                        should sign. When signing as attorney,
                                                        executor, administrator, trustee or
                                                        guardian, please give full title as such. If
                                                        a corporation, please sign the full
                                                        corporate name by President or other
                                                        authorized officer. If a partnership, please
                                                        sign in partnership name by authorized
                                                        person.

                                                        DATED: _________________________, 2000


                                                        --------------------------------------
                                                        Signature


                                                        --------------------------------------
                                                        Signature

                                                        PLEASE VOTE, SIGN, DATE AND RETURN USING THE
                                                        ENCLOSED ENVELOPE


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